                                                                      Exhibit 5


                                  HALE AND DORR
                               Counsellors at Law
                                 60 State Street
                           Boston, Massachusetts 02109


                                                  June 28, 1996



Security Dynamics Technologies, Inc.
One Alewife Center
Cambridge, MA  02140

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a Registration Statement on Form S-4 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of up to an aggregate of 4,000,000 shares of Common Stock (the "Common Stock"), $.01 par value per share, of Security Dynamics Technologies, Inc., a Delaware corporation (the "Company").

         We have acted as counsel for the Company in connection with the issuance of the shares of Common Stock pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of April 14, 1996, among the Company, Card-Key Inc. and RSA Data Security, Inc. We have examined signed copies of the Registration Statement and all exhibits thereto (including but not limited to the Merger Agreement), all as filed with the Commission. We have also examined and relied upon the original or copies of minutes of meetings of the stockholders and Board of Directors of the Company, stock record books of the Company, a copy of the Amended and Restated By-Laws of the Company, a copy of the Third Restated Certificate of Incorporation of the Company and such other documents as we have deemed material to our opinion set forth below.

         Based upon the foregoing, we are of the opinion that the shares of Common Stock to be issued pursuant to the Merger Agreement are duly authorized and, when issued in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and nonassessable.

Security Dynamics Technologies, Inc.
June 28, 1996
Page 2


         We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the related Prospectus under the captions "The Merger Agreement -- Conditions" and "Legal Matters."

         This opinion is to be used only in connection with the issuance of Common Stock while the Registration Statement is in effect.

                                            Very truly yours,


                                            /s/ Hale and Dorr
                                            -----------------
                                            HALE AND DORR